Exhibit 10.1
SETTLEMENT AND MUTUAL RELEASE AGREEMENT
     This Settlement and Mutual Release Agreement (“Settlement Agreement”) is made this 23rd day of June, 2006, by and among BPI Energy, Inc., for itself and as successor by merger or otherwise to Methane Management, Inc. and BPI Industries, Inc., (“BPI”), Colt LLC (“Colt”), AFC Coal Properties, Inc. (“AFC”), American Premier Underwriters, Inc. (“APU”), and Central States Coal Reserves of Illinois, LLC (“Central States”) (collectively, the “Parties”).
     WHEREAS, each of the Parties is or was a party or assignee to that certain Oil, Gas and Coal Bed, Methane Gas Lease dated April 3, 2001, as amended (the “Methane Lease”);
     WHEREAS, disputes have arisen between the Parties regarding their rights and obligations under the Methane Lease;
     WHEREAS, on March 15, 2006, BPI filed a lawsuit against Colt, AFC, APU and Central States before the United States District Court for the Southern District of Ohio, styled as BPI Energy, Inc. v. Colt LLC, et al., Case No. 06-cv-144 (the “Lawsuit”), seeking injunctive, declaratory and other relief relating to BPI’s alleged right to produce coal bed methane gas under the Methane Lease;
     WHEREAS, Colt, AFC and APU each filed an answer in the Lawsuit denying any liability for the claims asserted, Colt counterclaimed against BPI for declaratory and other relief, and Central States filed a motion to dismiss the Lawsuit;
     WHEREAS, an interlocutory appeal arising from the Lawsuit is currently pending before the United States Court of Appeals for the Sixth Circuit, Appeal No. 06-3559 (the “Appeal”) (the Lawsuit and the Appeal referred to collectively as the “Action”);

     WHEREAS, the Parties desire to forever release and extinguish all claims that were brought or could have been brought in the Action; and
     WHEREAS, contemporaneously with the execution of this Agreement, the Colt and BPI are executing that certain Purchase and Sale Agreement (“Purchase and Sale Agreement”) dated as of the same date as this Settlement Agreement, a copy of which is attached as Exhibit A and to which reference is hereby made.
     NOW, THEREFORE, in consideration of the promises, covenants and undertakings set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
     1. Conditions Precedent. The following actions shall have occurred before or shall occur contemporaneous with the execution of this Settlement Agreement:
          (a) Colt shall acquire any and all of the Methane Assets that it has conveyed to any of its affiliates, as provided in Section 3.1(a) of the Purchase and Sale Agreement.
          (b) Colt shall obtain from AFC and/or APU, as appropriate, the right, title and interests described in Section 3.1(b) of the Purchase and Sale Agreement.
          (c) Colt and BPI shall execute the Purchase and Sale Agreement, and Colt shall execute and deliver the Quit Claim deeds to BPI as contemplated by Section 5.2 of the Purchase and Sale Agreement.
          (d) BPI shall make a lump sum cash payment of Three Million and 00/100 Dollars ($3,000,000.00) (the “Settlement Sum”), as provided in Section 2.1 of the Purchase and Sale Agreement.
          (e) The Parties shall execute a Termination Agreement, as provided in Section 6.3(d) of the Purchase and Sale Agreement.

     2. Mutual Release. Upon the occurrence and happening of each of the conditions precedent set forth in Section One above and except as otherwise explicitly stated in this Settlement Agreement, for and in consideration of the mutual agreements set forth herein, each of the Parties hereby, for each of them and for their respective agents, attorneys, servants, employees, officers, directors, shareholders, members, partners, predecessors, successors, and assigns, RELEASE, ACQUIT and FOREVER DISCHARGE each other, and each other’s respective agents, attorneys, servants, employees, officers, directors, shareholders, members, partners, successors, and assigns, and all related firms, entities, corporations, associations, or partnerships, of and from any and all manner of liability, claims, actions, causes of action, demands, damages, costs (including costs of suit and attorneys’ fees), loss of service, expenses, compensation, judgments, awards, and suits, either civil, criminal or administrative, known or unknown, foreseen and unforeseen, suspected and unsuspected, whether or not legally cognizable, now existing, arising out of, or in any way relating to the Methane Lease, the Action, or any other claims arising from the beginning of time up to the date of this Settlement Agreement.
     3. No Accrued Obligations. Subject to Section 1(d) of this Settlement Agreement, Colt acknowledges that no other amounts are payable or outstanding from BPI to Colt, through the date of the Closing, including but not limited to any amounts for accrued royalties.
     4. Peabody Agreement. BPI expressly represents and warrants that it will continue to honor its obligations in relation to the Settlement Agreement and Mutual Release between BPI and Delta Mine Holding Company and Peabody Development Land Holdings, LLC dated April 15, 2005 (hereinafter the “Peabody Agreement”) including, but not limited to, Prohibited Area (i.e., the “no fly zone”) as described in Section 4 of the Peabody Agreement, as provided in

Section 5.4 of the Purchase and Sale Agreement. The Peabody Agreement shall remain in full force and effect and shall not be deemed modified or amended in any manner as a result of the Parties entering into Settlement Agreement. The execution of this Settlement Agreement and performance of the terms and provisions contained in this Settlement Agreement shall not constitute a waiver of any breach of the Peabody Agreement.
     5. No Admission of Wrongdoing. This Settlement Agreement is entered into in full compromise, accord, satisfaction and settlement of any claims the Parties may have against each other, as stated herein. This settlement is not to be construed as an admission of any wrong-doing, liability or fault, and by entering into this Settlement Agreement, each of the Parties expressly denies any wrong-doing, liability or fault, each intending to avoid further claims, allegations and potential litigation, and buy their peace.
     6. Advice of Counsel. In executing this Settlement Agreement, the Parties expressly warrant and represent that they have been fully informed of its terms, conditions and effects, that they have had the benefit of advice of counsel of their own choosing who has fully explained this Settlement Agreement and its effect on them, and that they have relied solely and completely upon their own judgment, belief and knowledge and advice of counsel in evaluating the nature, extent, effect and duration of any liability and damages, and the terms and effects of this Settlement Agreement.
     7. Entire Agreement. The Parties declare and represent that no promise, inducement or agreement not expressed (i) herein or (ii) in any document related to any transaction specifically referenced herein, has been made by or to them, and that this Settlement Agreement (subject to (ii) above) contains the entire agreement between the Parties and that the terms of this Settlement Agreement are contractual and not a mere recital.

     8. Severability. If any part of this Settlement Agreement should be held to be invalid or of no force or effect by a court of law of competent jurisdiction, all of the remaining provisions shall otherwise remain in full force and effect.
     9. Responsibility for Fees, Expenses and Costs. The Parties are responsible for their own fees, expenses and costs arising out of or in any way related to the claims asserted in the Action.
     10. Binding on Successors and Assigns. The terms and conditions of this Settlement Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     11. Counterparts. This document may be executed in multiple counterparts all of which taken together shall be deemed to be one instrument.
     12. Choice of Law and Venue. This Settlement Agreement shall be governed by the laws of Illinois, and any action or proceeding to enforce or arising out of this Settlement Agreement shall be maintained in the U.S. District Court for the Southern District of Illinois or the Circuit Court of Saline County, Illinois.
     13. Dismissal of the Action. By June 29, 2006, subject to the occurrence of all of the events described in paragraph 1 above, the Parties, through counsel, shall cause the Lawsuit and Appeal to be dismissed with prejudice by tendering the appropriate entries of dismissal.
     14. Public Disclosure. The Parties agree that BPI has the right to publicly disclose the terms of this Settlement Agreement as required by federal securities laws.
     IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the dates set forth below.

COLT, LLC
/s/ James Morris
James Morris, Authorized Representative

BPI ENERGY, INC.
/s/ James Azlein
James Azlein, Chief Executive Officer and President

AFC COAL PROPERTIES, INC.
/s/ Joseph D. Stelzer
Joseph D. Stelzer
Authorized representative for

ATTEST:
/s/ James C. Kennedy
James C. Kennedy

AMERICAN PREMIER UNDERWRITERS, INC.
/s/ Joseph D. Stelzer
Joseph D. Stelzer
Authorized representative for

ATTEST:
/s/ James C. Kennedy
James C. Kennedy

CENTRAL STATES COAL RESERVES OF ILLINOIS, LLC
/s/ James C. Sevem
James C. Sevem, Authorized Representative

STATE OF ILLINOIS	)
)
COUNTY OF WILLIAMSON	)
     I, the undersigned, a Notary Public, in and for said County and State aforesaid, do hereby certify that James R. Morris personally known to me to be the Authorized Representative of COLT, LLC, and COLT LAND COMPANY, LLC, a West Virginia limited liability company, and personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such representatives/manager(s)/member(s) he signed and delivered the said instrument for the limited liability company as its free and voluntary act, and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.
     Given under my hand and seal this 23rd day of June, 2006.
My commission expires:

/s/ Michael A. McKelvey
Notary Public

STATE OF ILLINOIS	)
)
COUNTY OF WILLIAMSON	)
     I, the undersigned, a Notary Public, in and for said County and State aforesaid, do hereby certify that James Azlein personally known to me to be the CEO & President of BPI ENERGY, INC, a Nevada corporation, and personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person acknowledged that as such representatives/officer he signed and delivered the said instrument for the corporation as his free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.
     Given under my hand and seal this 23rd day of June, 2006.
My commission expires:

/s/ Michael A. McKelvey
Notary Public

STATE OF OHIO	)
)
COUNTY OF HAMILTON	)
     BEFORE ME, a Notary Public, in and for the State and County, personally appeared Joseph D. Stelzer and James C. Kennedy, known to me to be the Vice President and Secretary respectively, of AMERICAN PREMIER UNDERWRITERS, INC., the corporation which executed the foregoing instrument, and they did acknowledge that they did sign said instrument in the name and on behalf of the corporation, that the same is their free act and deed as such officers and the free act and deed of said corporation, duly authorized by its Board of Directors, and that the seal affixed to said instrument is the corporate seal of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and notarial seal at Cincinnati, Ohio this 23rd day of June, 2006.

/s/ Charlotte A. Creech
Notary Public

STATE OF OHIO	)
)
COUNTY OF HAMILTON	)
     BEFORE ME, a Notary Public, in and for the State and County, personally appeared Joseph D. Stelzer and James C. Kennedy, known to me to be the Vice President and Secretary respectively, of AFC COAL PROPERTIES, INC., the corporation which executed the foregoing instrument, and they did acknowledge that they did sign said instrument in the name and on behalf of the corporation, that the same is their free act and deed as such officers and the free act and deed of said corporation, duly authorized by its Board of Directors, and that the seal affixed to said instrument is the corporate seal of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and notarial seal at Cincinnati, Ohio this 23rd day of June, 2006.

/s/ Charlotte A. Creech
Notary Public

STATE OF	)
)
COUNTY OF	)
     I, the undersigned, a Notary Public, in and for said County and State aforesaid, do hereby certify that James C. Sevem personally known to me to be the Vice President of Central States Coal Reserves of Illinois, LLC, a Delaware limited liability company, and personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such representatives/manager(s)/member(s) he signed and delivered the said instrument for the limited liability company as its free and voluntary act, and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.
     Given under my hand and seal this 26th day of June, 2006.
My commission expires: February 6, 2009

/s/ Karen M. Sensel
Notary Public